Exhibit 23.08



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in this Post Effective Amendment No. 1 to Form SB-2 for Imagenetix, Inc. of our report dated May 28, 2002 relating to the March 31, 2002 financial statements of Imagenetix, Inc. We also consent to the reference to us under the heading "Experts".


/s/  PRITCHETT, SILER & HARDY, P.C.
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     PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
_____________, 2002